Exhibit 10.20

GLENN C. CHRISTENSON

EXECUTIVE VICE PRESIDENT

CHIEF FINANCIAL OFFICER

CHIEF ADMINISTRATIVE OFFICER

May 12, 2000

via hand delivery

Ms. Fern Price, Trust Officer

BANK OF AMERICA, N.A.

300 South Fourth Street, Third Floor

Las Vegas, Nevada  89101

Re:                               Ground Lease dated June 1, 1995, as amended (the “Lease”), between TGH&H Real Estate Trust, as successor landlord (“Landlord”), and Texas Station, Inc., as successor tenant (“Tenant”).

Dear Ms. Price:

This letter agreement will confirm that, pursuant to Section I.C.2 of the Lease, Landlord and Tenant have agreed that (a) the annual Rent (as defined in the Lease) for the first Rental Period (as defined in the Lease) shall be $3,450,000 per year, subject to adjustment pursuant to subsection (b) of that Section, and (b) the first Rental Period shall commence on August 1, 2000.  Except as expressly modified hereby, the Lease remains in full force and effect.

If the foregoing accurately sets forth Landlord’s agreement with respect to these matters, please so indicate by executing the attached copy of this letter in the space provided below and returning it to me as soon as possible.

Sincerely,

TEXAS STATION, INC.

			By:	/S/ GLENN C. CHRISTENSON
Glenn C. Christenson
Senior Vice President
Treasurer

AGREED to and ACCEPTED this day of May, 2000

TGH&H REAL ESTATE TRUST

By:	Bank of America, N.A., as Trustee of the TGH&H Real Estate Trust under Trust Agreement dated January 8, 1997

By:
Name:
Title:

bcc:		Frank J. Fertitta, III
Blake L. Sartini
Scott M Nielson
William W. Warner
Richard J. Haskins
John Hertig